UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2013 (July 10, 2013)

NEW JERSEY RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	001-8359	22-2376465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)

(732) 938-1480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 10, 2013, the Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee (“NCGC”), approved a restated certificate of incorporation that integrates in a single certificate the provisions of the Company’s certificate of incorporation, as heretofore amended (the “Restated Certificate”). The Restated Certificate was approved by the Board without shareholder action pursuant to New Jersey Business Corporations Act Section 14A:9-5(2). On July 12, 2013, the Company filed the Restated Certificate with the Secretary of State of New Jersey.

Attached hereto as Exhibit 3.1 is the Restated Certificate, including the Certificate of Adoption of the Restated Articles of Incorporation of the Company.

(b) On July 10, 2013, the Board, upon the recommendation of the NCGC, approved amendments to the Company’s Bylaws. The amendments include (i) modification of the provisions relating to the time, date and place of annual stockholders’ meetings (Article III, Section 1) and (ii) revisions to the indemnification provisions contained in Article IX, Indemnification of Directors, Officers, Employees and Agents, designed primarily to improve the readability of the provisions, as well as to conform such provisions to the current New Jersey Business Corporations Act.

The preceding is qualified in its entirety by reference to the Company’s Bylaws, as amended, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 10, 2013, the Board approved an increase of one million shares under the Company’s Share Repurchase Program. In place since September 1996, the Share Repurchase Program is an important financial tool to provide capital management flexibility. The number of authorized shares has been increased a total of seven times to a current level of 9.75 million shares. To date, eight million shares have been repurchased under the Share Repurchase Program. The Share Repurchase Plan allows the Company to purchase its shares on the open market or in negotiated transactions, based on market and other conditions. The Company is not required to purchase any specific number of shares, and may discontinue or suspend the program at any time.

The information in this Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01 Other Events

On July 10, 2013, pursuant to the recommendation of the NCGC, the Board adopted a director resignation policy. The policy, which has been incorporated into the Company’s Corporate Governance Guidelines, requires a director who does not receive more “for” than “withheld” votes cast in an uncontested election to tender an offer of resignation to the Board. The NCGC would then consider the resignation and make a recommendation to the Board as to whether or not to accept it. Following the Board’s determination, the Company would disclose the Board’s decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation. All of these procedures would be completed within 90 days of certification of the shareholder vote. The new policy was implemented through amendments to the Company’s Corporate Governance Guidelines, which are available on the Company’s website at http://investor.njresources.com under the caption “Corporate Governance.”

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired:	Not applicable.

(b) Pro forma financial information:	Not applicable.

(c) Exhibits:

Exhibit Number	Description

3.1	Restated Articles of Incorporation of New Jersey Resources Corporation, as amended through July 10, 2013.

3.2	Bylaws of New Jersey Resources Corporation, as amended through July 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: July 16, 2013
	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Articles of Incorporation of New Jersey Resources Corporation, as amended through July 10, 2013.

3.2	Bylaws of New Jersey Resources Corporation, as amended through July 10, 2013.